Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 by China Ivy School, Inc. of our report dated December 27, 2006 relating to the financial statements, which appear in its annual report on Form 10-KSB for the year ended September 30, 2006.

/s/ Madsen & Associates, CPA’s Inc.

Murray, Utah

January 17, 2007

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